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EXHIBIT 3.1
                     ARTICLES OF INCORPORATION
                        (PURSUANT TO NRS 78)
                          STATE OF NEVADA
                         SECRETARY OF STATE

1.   Name of corporation: EXPEDIA COM GLOBEL, INC.

2.   Resident Agent:
     Name of Agent:      LOUIS SUPERA
     Street Address:     981 Whitney Ranch No. 925
                         Henderson, Nevada   89014

3.   Shares: (number of shares the corporation is authorized to issue)
     Number of shares with par value:        100,000,000
     par value                               $0.001

4.   Governing Board: shall be styled as: Directors
     The First Board of Directors shall consist of three member and the names and addresses are as follows:

     Gary W. Evans                 2150 Aintree Terrace
                                   Oakville, Ontario
                                   L6J 5V6 Canada

     Robert W. Wilder              4 Tuscay Court
                                   Unionville, Ontario
                                   L3R 1V1 Canada

5.   Purpose:  The purpose of the corporation shall be: consulting and software sales

6. Other Matters: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached _____.

     SIGNATURES OF INCORPORATORS: The name of addresses of each of the incorporation signing the articles: (Signatures must be notarized.)


                              Louis Supera
                              981 Whitney Ranch No. 925
                              Henderson, Nevada 89104
                              /s/ Louis Supera

     State of Nevada. County of Clark. This instrument was acknowledged before me on August 1, 1997, by Louis Supera as incorporator.

                              /s/ Alicia A. Francis
                              Official Seal, Notary Public